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                                                           EXHIBIT NO. 99.10(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information and to the incorporation by reference, in this Post-Effective Amendment No. 52 to Registration Statement No. 2-50409 on Form N-1A of our reports dated June 11, 2004 on the financial statements and financial highlights of MFS Emerging Opportunities Fund, a series of MFS Series Trust IX, included in the fund's 2004 Annual Report to Shareholders.


ERNST & YOUNG LLP
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Ernst & Young LLP

Boston, Massachusetts
August 25 2004